As filed with the Securities and Exchange Commission on November 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waldencast plc

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Bank Street, Suite 560 White Plains, NY	10606
(Address of principal executive offices)	(Zip code)

Milk Makeup LLC Appreciation Rights Plan

Obagi Global Holdings Limited 2021 Stock Incentive Plan

Waldencast plc 2022 Incentive Award Plan

Waldencast plc Incentive Inducement Award Plan
(Full title of the plans)

Michel Brousset

Chief Executive Officer

c/o Waldencast plc

10 Bank Street, Suite 560

White Plains, NY 10606

(917) 546-6828
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul T. Schnell, Esq.

Gregg A. Noel, Esq.

Maxim O. Mayer-Cesiano, Esq.

Michael J. Schwartz, Esq.

Skadden, Arps, Slate,

Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Tel: 212-735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) covers the registration of (i) 2,038,112 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), of Waldencast plc., a Jersey public limited company (the “Company”) reserved for issuance under the Milk Makeup LLC Appreciation Rights Plan (the “Milk Plan”); (ii) 7,696,922 Class A Ordinary Shares of the Company reserved for issuance under the Obagi Global Holdings Limited 2021 Stock Incentive Plan (the “Obagi Plan”); (iii) 16,134,716 Class A Ordinary Shares of the Company reserved for issuance under the Waldencast plc 2022 Incentive Award Plan (the “Incentive Award Plan”); and (iv) 950,000 Class A Ordinary Shares of the Registrant reserved for issuance under the Waldencast plc Incentive Inducement Award Plan (the “Inducement Plan” and together with the Milk Plan, the Obagi Plan and the Incentive Award Plan the “Plans”). The Incentive Award Plan has been approved by the Company’s board of directors and shareholders. The Obagi Plan and the Milk Plan, along with the underlying outstanding equity awards (as converted in connection with the Business Combination) and the shares available for issuance under each such plan, have been approved and assumed by the Company’s board of directors in connection with the closing of the business combination between the Company, Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares (“Obagi”), and Milk Makeup LLC, a Delaware limited liability company (“Milk”) (such transaction, the “Business Combination”). The Inducement Plan has been approved by the Company’s board of directors and does not require shareholder approval because we are a foreign private issuer and the Inducement Plan provides for incentive awards to individuals, who satisfy the standards for “employment inducement” awards under Rule 5635(c)(4) of the Nasdaq Listing Rules, as an inducement material to such individuals’ entry into employment with the Company.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8. This Reoffer Prospectus may be used for the reoffer and resale of Class A Ordinary Shares on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers identified in the Reoffer Prospectus. The number of Class A Ordinary Shares included in the Reoffer Prospectus represents Class A Ordinary Shares issuable to the selling holders pursuant to the Plans and does not necessarily represent a present intention to sell any or all such Class A Ordinary Shares. The number of Class A Ordinary Shares to be offered or resold by means of the Reoffer Prospectus by each selling holder, and any other person with whom such holder is acting in concert for the purpose of selling Class A Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

WALDENCAST PLC
12,462,137 Class A Ordinary Shares Offered by Selling Holders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling holders named in this Reoffer Prospectus (the “Selling Holders”), or their permitted transferees, of up to 12,462,137 Class A ordinary shares, par value of $0.0001 per share (the “Class A Ordinary Shares”), of Waldencast plc., a Jersey public limited company (the “Company”). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional Class A Ordinary Shares to the Selling Holders or to other affiliates under the Plans, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Holders and/or the names of such affiliates and the number of shares to be reoffered by them under the Plans. We are not offering any Class A Ordinary Shares and will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Holders pursuant to this Reoffer Prospectus. The Selling Holders are certain of our executive officers, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the Class A Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements and the applicable Plan, the Selling Holders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Class A Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Holders may offer Class A Ordinary Shares for sale. The Selling Holders may sell any, all or none of the Class A Ordinary Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Holders may sell or dispose of the Class A Ordinary Shares covered by this Reoffer Prospectus. The Selling Holders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Holders.

The Class A Ordinary Shares that will be issued pursuant to restricted stock units, stock appreciation rights and stock options granted to Selling Holders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Class A Ordinary Shares under the Securities Act to allow for future sales by Selling Holders on a continuous or delayed basis to the public without restriction, provided that the number of Class A Ordinary Shares to be offered or resold under this Reoffer Prospectus by each Selling Holder or other person with whom he, she or they are acting in concert for the purpose of selling Class A Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A Ordinary Shares are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WALD.” On October 31, 2022, the last reported sales price of the Class A Ordinary Shares on Nasdaq was $8.90 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE v OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is November 1, 2022

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Jersey Financial Services Commission (“JFSC”) has given and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of securities in the Issuer. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that Law.

A copy of this prospectus has been delivered to the Jersey Registrar of Companies (the “Jersey Registrar”) in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar has given, and has not withdrawn, his consent to its circulation. It must be distinctly understood that, in giving these consents, neither the Jersey Registrar nor the JFSC takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that law. The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether or facts or of opinion. The directors accept responsibility accordingly. It should be remembered that the price of securities and the income from them can go down as well as up. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or financial adviser.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (this “Registration Statement”), including exhibits, under the Securities Act, with respect to the Class A Ordinary Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in this Registration Statement. For further information pertaining to us and our securities, you should refer to this Registration Statement and its exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.waldencast.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this Registration Statement of which this Reoffer Prospectus forms a part:

(i)	The Company’s prospectus relating to the Registration Statement on Form F-1, as amended (File No. 333-267053), filed with the SEC under Rule 424(b) under the Securities Act on October 13, 2022, which contains, inter alia, the audited financial statements of the Company for the latest fiscal year for which such statements have been filed; and

(ii)	The description of the Company’s Class A Ordinary Shares contained in the Company’s Registration Statement on Form F-4, as amended (File No. 333-262692) filed with the SEC on February 14, 2022, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Waldencast plc

10 Bank Street, Suite 560

White Plains, NY 10606

Telephone: (917) 546-6828

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Reoffer Prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

●	our inability to recognize the anticipated benefits of the transactions with Obagi and Milk;

●	changes in general economic conditions, including as a result of the COVID-19 pandemic;

●	our ability to continue to meet Nasdaq’s listing standards;

●	volatility of our securities due to a variety of factors, including our inability to meet or exceed our financial projections and changes;

●	our ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

●	our ability to implement strategic initiatives and continue to innovate Obagi’s and Milk’s existing products and anticipate and respond to market trends and changes in consumer preferences; and

●	other factors detailed in the section entitled “Risk Factors.”

The forward-looking statements contained in this Reoffer Prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this Reoffer Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of this Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Holders and the distribution of the Class A Ordinary Shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, this Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read this Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to Waldencast plc and its consolidated subsidiaries.

Company Overview

Founded by Michel Brousset and Hind Sebti, our ambition is to build a global best-in-class beauty and wellness operating platform by developing, acquiring, accelerating, and scaling conscious, high-growth purpose-driven brands. Our vision is fundamentally underpinned by our brand-led business model that ensures proximity to our customers, business agility and market responsiveness, while maintaining each brand’s distinct DNA. The first step in realizing our vision was the business combination with Obagi and Milk. As part of the Waldencast platform, our brands will benefit from the operational scale of a multi-brand platform; the expertise in managing global beauty brands at scale; a balanced portfolio to mitigate category fluctuations; asset light efficiency; and the market responsiveness and speed of entrepreneurial indie brands.

We were incorporated on December 8, 2020 as a Cayman Islands exempted company and a blank check company solely for the purpose of effecting the Business Combination, which was consummated on July 27, 2022. On July 26, 2022, with the approval of our shareholders, and in accordance with the Cayman Act, the Jersey Companies Law and our memorandum and articles of association, we effected a domestication, pursuant to which our jurisdiction of incorporation was changed from the Cayman Islands to Jersey and our name was changed from Waldencast Acquisition Corp. to Waldencast plc, a public limited company incorporated under the laws of Jersey. Upon the closing of the Business Combination, we acquired the businesses of Obagi and Milk, which are now indirect subsidiaries of Waldencast.

Our Professional Skincare Segment: Obagi

Our professional skincare segment consists of the Obagi business. Obagi is currently headquartered in Long Beach, California, but will begin operating out of new headquarters in Houston, Texas in the fourth quarter of 2022. Obagi is a pioneer of the professional skincare category and its products are rooted in research and skin biology. Obagi develops, markets and sells innovative skin health products in more than 60 countries around the world. The Obagi® collection of products includes the following brands, with more than 200 products sold throughout the medical, spa and retail channels: Obagi Medical®, Obagi Clinical® and Skintrinsiq™. While the product portfolio consists predominantly of cosmetic and over-the-counter (“OTC”) drug products, Obagi does offer prescription-strength drug products, which require approval from the U.S. Food and Drug Administration (the “FDA”) prior to marketing. We have not sought or obtained FDA pre-market approval or foreign regulatory authorities’ authorization for any Obagi products, including the Skintrinsiq device, which we believe does not require marketing authorization from the FDA. These prescription-strength products include the Obagi Nu-Derm® System and related products, some of which contain a 4% concentration of the ingredient hydroquinone (“HQ”). These products are marketed as prescription-use only drugs but have not received marketing authorization from the FDA or other regulatory authorities. The FDA has historically utilized a risk-based enforcement approach with respect to drugs marketed without the required New Drug Application (“NDA”) in accordance with a Compliance Policy Guide (“CPG”) it issued in 2006 and subsequently amended in 2011, in which the FDA announced a drug safety initiative to remove unapproved drugs from the market, and established enforcement priorities and a policy of enforcement discretion with respect to marketed unapproved products. We believe Obagi’s prescription-only HQ products do not fall within the categories of unapproved drugs for which the FDA has indicated it prioritizes enforcement. We have not received any communications from the FDA or any similar regulatory authorities regarding its HQ or any of its other products. However, whether due to safety concerns or otherwise, in the future the FDA may choose to pursue an enforcement action against us and determine that Obagi HQ products should be removed from the market until we obtain FDA approval of the required NDA. Although Obagi prescription-only HQ products are made with 4% HQ, the FDA has historically expressed concerns regarding the safety of 2% HQ products sold on an OTC basis. In addition, the CARES Act implemented a number of changes to regulation of OTC drugs, one of which prohibited the sale of HQ (at any concentration level) from being marked in the U.S. as an OTC drug without FDA approval effective September 2020. On April 19, 2022, the FDA announced that it had issued warning letters to 12 companies for continuing to sell 2% HQ products on an OTC basis in violation of the CARES Act. The FDA’s announcement also cited reports describing serious side effects associated with the use of skin lightening products containing HQ, including reports of skin rashes, facial swelling, and ochronosis (discoloration of the skin). The FDA’s safety concerns regarding these lower-concentration OTC HQ products could prompt the FDA to assert that Obagi’s higher-concentration, prescription-only HQ products represent a higher priority for enforcement pursuant to the active CPG. In addition, Obagi’s prescription-only products are not currently available in pharmacies. Certain states, including Massachusetts, Montana, New Hampshire, New York and Texas, prohibit physicians from dispensing prescription products without a pharmacy or other license or authorization, permitting dispensing of such products only in certain limited circumstances. For these states we offer alternate products under our Obagi Nu-Derm Fx® and Obagi-C® Fx product lines that contain the skin brightening ingredient arbutin rather than 4% HQ. Further, we are aware that the state of Texas and Puerto Rico, as well as certain credit card authorization vendors, have taken action against physician customers who sell Obagi’s prescription products to patients over the Internet. Most of these physicians ceased selling the prescription products online, offering them only in office to patients, and/or chose to sell Obagi’s alternate arbutin products online instead. These actions have not had a material impact on our or Obagi’s sales or net revenue.

Our “Clean” Makeup Segment: Milk

Our “clean” makeup segment consists of the Milk business. Milk is a leading, award-winning clean prestige makeup brand with unique products, a dedicated following among Gen-Z consumers and an emerging global presence. Milk has achieved significant growth thus far but believes even more significant growth opportunities remain in terms of building awareness, product and category expansion, channel expansion and regional expansion.

We believe that Milk’s inclusive brand values, “clean” product philosophy and commitments to sustainability and philanthropy are at the zeitgeist of what will motivate the next generation of beauty consumers around the world, and that these values and product attributes will only become more relevant. We believe that Milk’s ability to authentically connect with youth culture while developing unique, effective and easy to use products that are also 100% vegan, clean and cruelty-free sets Milk apart from other brands.

Milk was launched in 2016 with the goal of building a global movement to challenge and broaden the definition of beauty. Community and self-expression are at the heart of everything Milk does, believing that it’s not how you wear your makeup, it’s what you do in it that matters. This ethos is captured in Milk’s brand signature, “Live Your Look.”

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 12,462,137 Class A Ordinary Shares. If, subsequent to the date of this Reoffer Prospectus, we grant additional Class A Ordinary Shares to the Selling Holders or to other affiliates under the Plans, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Holders and/or the names of such affiliates and the number of shares to be reoffered by them under the Plans. Subject to the satisfaction of any conditions to vesting of the Class A Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Holders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Holders. The Selling Holders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Holders.

RISK FACTORS

Investing in Class A Ordinary Shares involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our prospectus relating to the Registration Statement on Form F-1, as amended (File No. 333-267053), filed with the SEC under Rule 424(b) under the Securities Act on October 13, 2022, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Class A Ordinary Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Ordinary Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Holders will determine at what price they may sell the offered Class A Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Holders.

SELLING HOLDERS

The table below sets forth information concerning the resale of the Class A Ordinary Shares by the Selling Holders. We will not receive any proceeds from the resale of the Class A Ordinary Shares by the Selling Holders.

The table below sets forth, as of October 1, 2022 (the “Determination Date”): (i) the name of each person who is offering the resale of Class A Ordinary Shares by this Reoffer Prospectus; (ii) the number of Class A Ordinary Shares that each Selling Holder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Holder has a present intention to do so; and (iii) the number (and the percentage, if 1% or more) of Class A Ordinary Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Holder listed in the table below is c/o Waldencast plc., 10 Bank Street, Suite 560, White Plains, NY 10606.

The Selling Holders identified below may have sold, transferred or otherwise disposed of some or all of their Class A Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Holders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Class A Ordinary Shares that will actually be held by the Selling Holders upon termination of this offering because the Selling Holders may offer some or all of their Class A Ordinary Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Class A Ordinary Shares. The total number of Class A Ordinary Shares that may be sold hereunder will not exceed the number of Class A Ordinary Shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Holder	Position with Company	Class A Ordinary Shares Beneficially Owned Prior to this Offering (1) (2)	Class A Ordinary Shares Offered for Resale in this Offering (2)	Class A Ordinary Shares Beneficially Owned After this Offering (3)	Percentage of Class A Ordinary Shares Beneficially Owned After this Offering (1)(3)
Michel Brousset(4)	Chief Executive Officer and Director	14,109,447	8,950,000	5,159,447	5.8%
Hind Sebti	Chief Growth Officer	3,502,000	3,502,000	—	—
Philippe Gautier	Chief Financial Officer and Chief Operating Officer	10,137	10,137	—	—

*	Less than 1%

(1)	Beneficial ownership and the percentage of Class A Ordinary Shares beneficially owned is computed on the basis of 86,460,560 Class A Ordinary Shares outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)	Includes Class A Ordinary Shares issuable upon settlement of restricted stock units and stock options, including those that will vest more than 60 days from the Determination Date.

(3)	Assumes that all of the Class A Ordinary Shares held by each Selling Holder and being offered under this Reoffer Prospectus are sold, and that no Selling Holder will acquire additional Class A Ordinary Shares before the completion of this offering.

(4)	Includes (i) 2,848,334 Class A ordinary shares, (ii) 1,977,779 Class A ordinary shares issuable upon exercise of the private placement warrants and (iii) 333,334 Class A ordinary shares issuable upon exercise of the working capital loan warrants, held by Waldencast Ventures, LP. Mr. Brousset is the chief executive officer of Waldencast Management, LLC, the general partner of Waldencast Ventures, LP. As such, he may be deemed to beneficially own the shares held by Waldencast Ventures, LP.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Holders. The Class A Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Holder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Holders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Holders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions. The number of Class A Ordinary Shares to be reoffered or resold under the Reoffer Prospectus by each Selling Holder and any other person with whom he, she or they is acting in concert for the purpose of selling Class A Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Holder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Class A Ordinary Shares. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Holders or other party selling such shares. Sales of the Class A Ordinary Shares must be made by the Selling Holders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Holders may sell Class A Ordinary Shares in compliance with Rule 144, if available. There is no assurance that the Selling Holders will sell all or a portion of the Class A Ordinary Shares offered hereby. The Selling Holders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Class A Ordinary Shares against certain liabilities in connection with the offering of the Class A Ordinary Shares arising under the Securities Act. We have notified the Selling Holders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Class A Ordinary Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Class A Ordinary Shares and activities of the Selling Holders, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the Selling Holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in passive market-making activities with respect to the Class A Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Class A Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Maples and Calder (Jersey) LLP, Jersey counsel to the Company.

EXPERTS

The financial statements of Waldencast Acquisition Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from December 8, 2020 (inception) through December 31, 2020, incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, which includes an explanatory paragraph as to the company’s ability to continue as a going concern. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Obagi Global Holdings Limited as of December 31, 2021 and December 31, 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Milk Makeup LLC as of December 31, 2021, 2020 and 2019, and for each of the three years then ended incorporated by reference in this prospectus have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this Registration Statement:

(i)	The Company’s prospectus relating to the Registration Statement on Form F-1, as amended (File No. 333-267053), filed with the SEC under Rule 424(b) under the Securities Act on October 13, 2022, which contains, inter alia, the audited financial statements of the Company for the latest fiscal year for which such statements have been filed; and

(ii)	The description of the Company’s Class A Ordinary Shares contained in the Company’s Registration Statement on Form F-4, as amended (File No. 333-262692) filed with the SEC on February 14, 2022, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to the Jersey Companies Law, our articles of association (the “Articles”) permit us (to the fullest extent permitted by the Jersey Companies Law to indemnify any director against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions. However this does not apply if such liability incurred by reason of their own actual fraud, willful neglect or willful default. Subject to the Jersey Companies Law, our Articles also permit us to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company, may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:

a)	any liabilities incurred in defending any proceedings (whether civil or criminal):

i)	in which judgment is given in his or her favor or he or she is acquitted;

ii)	which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or

iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or

b)	any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;

c)	any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or

d)	any liability against which the company normally maintains insurance for persons other than directors.

Article 77 of the Jersey Companies Law does not prevent a company from purchasing and maintaining directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Documents
3.1	Memorandum and Articles of Association of Waldencast plc, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333-262692), as amended, filed with the SEC on February 14, 2022.

3.2	Specimen Class A Ordinary Share Certificate of Waldencast plc, incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form F-4 (File No. 333-262692), as amended, filed with the SEC on April 27, 2022.

5.1*	Opinion of Maples and Calder (Jersey) LLP, Jersey, with respect to the legality of the Class A Ordinary Shares.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Deloitte & Touche LLP, independent registered accounting firm for the Company.

23.3*	Consent of WithumSmith+Brown, PC.

23.4*	Consent of Maples and Calder (Jersey) LLP, Jersey (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

99.1	Milk Makeup LLC Appreciation Rights Plan, incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form F-4 (File No. 333-262692), as amended, filed with the SEC on February 14, 2022.

99.2	Obagi Global Holdings Limited 2021 Stock Incentive Plan, incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-4 (File No. 333-262692), as amended, filed with the SEC on February 14, 2022

99.3	Waldencast plc 2022 Incentive Award Plan, incorporated by reference to Exhibit 4.9 to the Amendment No.1 to the Report on Form 20-F (Reg. No, 001-40207), filed with the SEC on August 3, 2022.

99.4*	Waldencast plc Incentive Inducement Award Plan

107.1*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue..

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 1st day of November, 2022.

WALDENCAST PLC

By:	/s/ Michel Brousset
	Name:	Michel Brousset
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Michel Brousset as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Waldencast plc, and to file the same, with all exhibits thereto, and other document in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Michel Brousset	Chief Executive Officer and Director	November 1, 2022
Michel Brousset	(Principal Executive Officer and Principal Accounting Officer)

/s/ Philippe Gautier	Chief Financial Officer and Chief Operating Officer	November 1, 2022
Philippe Gautier	(Principal Financial Officer)

/s/ Felipe Dutra	Chairman of the Board of Directors	November 1, 2022
Felipe Dutra

/s/ Hind Sebti	Chief Growth Officer	November 1, 2022
Hind Sebti

/s/ Sarah Brown	Director	November 1, 2022
Sarah Brown

/s/ Juliette Hickman	Director	November 1, 2022
Juliette Hickman

/s/ Lindsay Pattison	Director	November 1, 2022
Lindsay Pattison

/s/ Cristiano Souza	Director	November 1, 2022
Cristiano Souza

/s/ Zack Werner	Director	November 1, 2022
Zack Werner

	Director	November 1, 2022
Simon Dai

/s/ Aaron Chatterley	Director	November 1, 2022
Aaron Chatterley

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Waldencast plc has signed this registration statement on November 1, 2022.

WALDENCAST PLC

By:	/s/ Michel Brousset
	Name:	Michel Brousset
	Title:	Authorized Person